UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in the current report on Form 8-K (the “Current Report”), to which this unaudited pro forma condensed combined financial information is attached, the registration statement on Form S-4 filed with the SEC on February 12, 2024 (the “prospectus”), or the Initial 8-K filed with the SEC on April 1, 2024.
The following unaudited pro forma condensed combined financial information are derived from the historical consolidated financial statements of Kodiak Gas Services, Inc. (“Kodiak” or the “Company”) and CSI Compressco LP (“CSI Compressco” or the “Partnership”), respectively, and reflects (i) the Mergers and the other transactions contemplated by the merger agreement, which closed on April 1, 2024, and which includes the impacts of (a) the Mergers, (b) the extinguishment of the Partnership’s outstanding debt, and (c) the issuance of new debt; and (ii) the impacts associated with Kodiak’s initial public offering, which occurred on July 3, 2023, and which includes (a) the issuance of shares pursuant to said initial public offering and (b) the termination, pursuant to an assumption of the obligations under the Term Loan by a parent entity of Kodiak Holdings, as further described below, of Kodiak and Kodiak’s subsidiaries’ obligations under the Term Loan (the “Term Loan Transaction” and collectively with the transactions described under the foregoing clause (a), the “Offering Transactions”).
The unaudited pro forma combined financial information related to the Mergers has been prepared by Kodiak using the acquisition method of accounting in accordance with GAAP. Kodiak has been treated as the acquirer for accounting purposes, and thus accounts for the Mergers as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The valuations of the assets acquired, and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.
Pursuant to the Term Loan Transaction, all of Kodiak’s and its subsidiaries’ obligations under the Term Loan were assumed by a parent entity of Kodiak Holdings, and Kodiak’s obligations thereunder were terminated. All of Kodiak’s interest rate swaps and collars attributable to the Term Loan were also terminated in connection with the Term Loan Transaction (the “Term Loan Derivative Settlement”). Following the consummation of the Term Loan Transaction, Kodiak is no longer a borrower or guarantor under, nor otherwise obligated with respect to debt under the Term Loan.
The unaudited pro forma condensed combined balance sheet as of December 31, 2023 gives effect to the Mergers and the other transactions contemplated by the merger agreement as if they had occurred as of December 31, 2023. No adjustments related to the Offering Transactions have been applied to the unaudited pro forma condensed combined balance sheet as of December 31, 2023, as the Offering Transactions are already reflected in Kodiak’s historical consolidated balance sheet as of December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 gives effect to the Mergers and the other transactions contemplated by the merger agreement and the Offering Transactions as if they had occurred on January 1, 2023.
The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations have been derived from and should be read in conjunction with the following financial statements, which are included as an Exhibit to this Current Report or are included in Kodiak’s Form 10-K for the fiscal year ended December 31, 2023:
•The historical audited consolidated financial statements of Kodiak as of and for the year ended December 31, 2023; and
•The historical audited consolidated financial statements of the Partnership as of and for the year ended December 31, 2023.
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.

The pro forma adjustments are based on available information and upon assumptions that Kodiak management believes are reasonable in order to reflect, on a pro forma basis, the effect of the Mergers and the other transactions contemplated by the merger agreement and the Offering Transactions on the historical financial information of Kodiak. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.
The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of Kodiak’s results of operations or financial condition had the Mergers and the other transactions contemplated by the merger agreement and the Offering Transactions occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project Kodiak’s results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations does not include projected synergies expected to be achieved as a result of the Mergers and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Mergers. The unaudited pro forma condensed combined statements of operations and balance sheet should be read in conjunction with the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Kodiak’s consolidated financial statements and related notes all included in Kodiak’s Form 10-K for the fiscal year ended December 31, 2023, and the Partnership’s consolidated financial statements and related notes included as an Exhibit to this Current Report.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023
(in thousands)

	Kodiak Gas Services, Inc.	CSI Compressco LP	Transaction Accounting Adjustments		Financing Adjustments		Kodiak Gas Services, Inc. Pro Forma
Assets
Current assets
Cash and cash equivalents	$5,562	$7,012	$(22,666)	(B)	$(664,903)	(F)	$12,574
			(6,716)	(C)	737,887	(G)
			—		(43,602)	(H)
Accounts receivable, net	113,192	58,648	—		—		171,840
Accounts receivable - affiliate	—	780	—		—		780
Inventories, net	76,238	44,932	—		—		121,170
Fair value of derivative instruments	8,194	—	—		—		8,194
Contract assets	17,424	—	—		—		17,424
Prepaid expenses and other current assets	10,353	8,651	—		—		19,004
Total current assets	230,963	120,023	(29,382)		29,382		350,986

Property, plant and equipment, net	2,536,091	519,280	233,098	(A)	—		3,288,469
Operating lease right-of-use assets, net	33,716	28,244	—		—		61,960
Goodwill	305,553	—	128,427	(A)	—		433,980
Identifiable intangible assets, net	122,888	16,181	20,519	(A)	—		159,588
Fair value of derivative instruments	14,256	—	—		—		14,256
Deferred tax assets	—	17	—		—		17
Other assets	639	3,291	—		—		3,930
Total assets	3,244,106	687,036	352,662		29,382		4,313,186
Liabilities and Stockholders' Equity / Partners' Capital
Current liabilities:
Accounts payable	49,842	21,996	—		—		71,838
Accrued liabilities	97,078	45,851	—		(31,350)	(F)	111,579
Contract liabilities	63,709	2,525	—		—		66,234
Total current liabilities	210,629	70,372	—		(31,350)		249,651
Long-term debt, net of unamortized debt issuance cost	1,791,460	628,587	900	(A)	(619,317)	(F)	2,495,915
			—		737,887	(G)
			—		(43,602)	(H)
Operating lease liabilities	34,468	19,526	—		—		53,994
Deferred tax liabilities	62,748	1,768	3,484	(D)	—		68,000
Other liabilities	2,148	5,642	—		(5,600)	(F)	2,190
Total liabilities	2,101,453	725,895	4,384		38,018		2,869,750
Stockholders' equity / Partners' capital
General partner interest	—	(1,690)	1,690	(A)	—		—
Common shares	774	(22,855)	22,855	(A)	—		842
			68	(A)
Preferred shares	—	—	56	(A)	—		56
Additional paid-in capital	963,760	—	342,161	(A)	—		1,305,921
Retained earnings	178,119	—	(22,666)	(B)	(8,636)	(F)	290,803
			(6,716)	(C)	—
			(3,484)	(D)	—
			154,186	(E)	—
Accumulated other comprehensive loss	—	(14,314)	14,314	(A)	—		—
Noncontrolling interest	—	—	(154,186)	(E)	—		(154,186)
Total stockholders' equity / partners' capital	1,142,653	(38,859)	348,278		(8,636)		1,443,436
Total liabilities and stockholders' equity attributable to common shareholders	$3,244,106	$687,036	$352,662		$29,382		$4,313,186
Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(in thousands, except share data)

			Initial Public Offering				Merger
	Kodiak Gas Services, Inc.	CSI Compressco LP	Transaction Accounting Adjustments		Financing Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Kodiak Gas Services, Inc. Pro Forma
Revenues:
Total revenues	$850,381	$386,128	$—		$—		$—		$—		$1,236,509
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)	350,871	210,456	—		—		—		—		561,327
Depreciation and amortization	182,869	77,409	—		—		(5,381)	(EE)	—		254,897
Selling, general and administrative expenses	73,308	47,552	3,318	(AA)	—		22,666	(KK)	—		153,560
							6,716	(LL)	—		—
Gain on sale of fixed assets	(777)	—	—		—		—		—		(777)
Total operating expenses	606,271	335,417	3,318		—		24,001		—		969,007
Income from operations	244,110	50,711	(3,318)		—		(24,001)		—		267,502
Other income (expenses):
Interest expense, net	(222,514)	(53,899)	—		38,221	(CC)	—		53,899	(HH)	(248,257)
			—		(2,890)	(DD)	—		(56,798)	(II)	—
			—		—		—		4,360	(JJ)	—
			—		—		—		(8,636)	(NN)	—
Loss on extinguishment	(6,757)	—	—		—		—		—		(6,757)
Gain on derivatives	20,266	—	—		—		—		—		20,266
Other income (expense)	31	(2,519)	—		—		—		—		(2,488)
Total other expenses	(208,974)	(56,418)	—		35,331		—		(7,175)		(237,236)
Income before income taxes / Loss before taxes	35,136	(5,707)	(3,318)		35,331		(24,001)		(7,175)		30,266
Income tax expense (benefit)	15,070	3,773	(738)	(BB)	7,858	(BB)	(5,338)	(BB)	(1,596)	(BB)	17,005
			—		—		(5,508)	(FF)	—		—
			—		—		3,484	(MM)	—		—
Net income (loss)	20,066	(9,480)	(2,580)		27,473		(18,663)		(5,579)		13,261
Noncontrolling interest / General partner interest in net loss	—	(44)	—		—		1,212	(GG)	(346)	(GG)	822
Net income (loss) attributable to common shareholders / Common units interest in net loss	$20,066	$(9,436)	$(2,580)		$27,473		$(19,875)		$(5,233)		$12,439
Pro forma net income per share:
Basic	$0.29	$(0.07)									$0.17
Diluted	$0.29	$(0.07)									$0.17
Weighted average shares outstanding
Basic	68,058,630	141,900,481									74,844,303
Diluted	68,327,018	141,900,481									75,112,691
Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of Kodiak based upon the historical financial information of Kodiak and the Partnership after giving effect to the Merger and the other transactions contemplated by the merger agreement and the Offering Transactions and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not reflect any management adjustments for expected effects of the Merger and the other transactions contemplated by the merger agreement and the Offering Transactions.
The unaudited pro forma condensed combined balance sheet as of December 31, 2023, gives effect to the Merger and the other transactions contemplated by the merger agreement as if they had occurred on December 31, 2023. No adjustments related to the Offering Transactions have been applied to the unaudited pro forma condensed combined balance sheet as of December 31, 2023, as the Offering Transactions are already reflected in Kodiak’s historical consolidated balance sheet as of December 31, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, gives effect to the Merger and the other transactions contemplated by the merger agreement and the Offering Transactions as if they had occurred on January 1, 2023.
Offering Transactions
Kodiak offered 18.4 million shares of common stock in its initial public offering. Kodiak used the net proceeds from this offering (net of underwriting discounts and commissions and estimated expenses), together with a portion of the proceeds resulting from the Term Loan Derivative Settlement and borrowings under the ABL Facility, to repay $300.0 million of borrowings outstanding under the Term Loan and fees relating to the Term Loan Transaction. Pursuant to the Term Loan Transaction, all of Kodiak’s and its subsidiaries’ obligations under the Term Loan were assumed by a parent entity of Kodiak Holdings, and Kodiak’s obligations thereunder were terminated. Following the consummation of the Term Loan Transaction, Kodiak is no longer a borrower or guarantor under, nor otherwise obligated with respect to debt under the Term Loan.
The Mergers
Kodiak and the Partnership entered into a merger agreement, pursuant to which Kodiak acquired the Partnership, and the Partnership ceased to be a publicly held limited partnership. Upon the terms and subject to the conditions set forth in the merger agreement, (i) Stock Merger Sub merged with and into the Partnership, with the Partnership surviving the Initial LP Merger, (ii) following the Initial LP Merger, Frontier I contributed its Partnership Common Units to Kodiak Services, and in exchange therefor, Kodiak Services issued to Frontier I a number of OpCo Units equal to the number of shares of Kodiak Common Stock issued in the Initial LP Merger and the number of shares required to be issued in connection with conversion of outstanding time-based phantom unit of the Partnership, and (iii) immediately following the Contribution, (A) GP Merger Sub merged with and into the General Partner, with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Kodiak Services and (B) Unit Merger Sub merged with and into the Initial LP Surviving Entity, with the Initial LP Surviving Entity surviving the Subsequent LP Merger as a wholly owned subsidiary of Kodiak Services.
Under the merger agreement, CSI Compressco unitholders received 0.086 shares of Kodiak common stock for each CSI Compressco common unit owned and certain CSI Compressco unitholders meeting specified requirements (the “Electing Unitholders”) elected to receive limited liability company units representing economic interests in Kodiak Services (“OpCo Units”) (along with an equal number of shares of Kodiak’s non-economic voting preferred stock), for each CSI Compressco common unit they held. Each OpCo Unit will be redeemable at the option of the holder for (i) one share of Kodiak common stock (along with cancellation of a corresponding share of preferred stock) or (ii) cash at Kodiak Services’ election, following a six-month post-closing lock-up and subject to certain conditions. On or after April 1, 2029, Kodiak shall have the right to effect redemption of OpCo Units. The OpCo Units represent and will be accounted for as noncontrolling interests in Kodiak Services. Each share of preferred stock entitles the holder to one vote per share, voting proportionally with holders of Common Stock. The preferred stock lacks economic benefits beyond its par value of $0.01 per share (with a maximum value of $50,000), as it does not participate in earnings or cash dividends of Kodiak. Rather, it solely represents a voting share. Pursuant to the merger agreement, the Company issued 6,785,673 shares of common stock and 5,562,273 shares of preferred stock with an equal number of OpCo Units with an estimated fair value of $342.3 million based on the Company’s stock price on April 1, 2024.
The Company will apply the acquisition method of accounting in accordance with ASC 805 to account for the transaction. The valuations of the assets acquired and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information.
Financing of the Mergers
Kodiak’s obligation to close the Mergers was conditioned upon Kodiak’s completion of an offering of senior notes on certain satisfactory terms. The total amount of funds necessary for Kodiak to close the Mergers and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Mergers by Kodiak under the Merger Agreement, included the funds needed to: (i) refinance certain outstanding debt of the Partnership and its subsidiaries and (ii) pay any of the Partnership’s expenses that were payable by Kodiak pursuant to the terms of the Merger Agreement but unpaid as of the Subsequent Effective Time. Kodiak paid the Payment Amounts with cash on hand, including with net proceeds from the completion of the debt financing.
On February 2, 2024, Kodiak Services issued $750,000,000 aggregate principal amount of 7.25% senior notes due 2029 (the “2029 Senior Notes”), pursuant to an indenture, dated February 2, 2024, by and among the Company, and certain other subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee. The Company’s 2029 Senior Notes are not subject to any mandatory redemption or sinking fund requirements. The 2029 Senior Notes are subject to redemption at a make-whole redemption price, inclusive of accrued and unpaid interest. This make-whole redemption price is determined as the higher of 100% of the principal amount of the notes or the present value of remaining principal and interest payments discounted semi-annually to the redemption date using the applicable treasury rate plus 0.50%. Before February 15, 2026, the Company has the option to redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture, limited to the net cash proceeds of one or more equity offerings. Following February 15, 2026, the Company retains the right to redeem all or a portion of the 2029 Senior Notes, with redemption prices expressed as percentages of the principal amount, along with accrued and unpaid interest.
2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of December 31, 2023:
A. Reflects the purchase price allocation adjustments to record the Partnership’s assets and liabilities at estimated fair value based on the consideration conveyed of $342.3 million, as detailed below.
The purchase price was allocated among the identified assets to be acquired. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by the Partnership. This was considered appropriate based on the determination that the Mergers would be accounted for as a business combination under ASC 805. The estimates of fair value are based upon preliminary valuation assumptions believed to be reasonable, but which are inherently uncertain and unpredictable; and, as a result, actual results may differ from estimates.

Net Assets Identified	Fair Value
Intangibles	$36,700
Property, plant, and equipment (1)	752,378
Goodwill	128,427
Current assets	120,023
Non-current assets	31,552
Deferred tax liabilities	(1,751)
Long term debt	(629,487)
Other current liabilities	(70,372)
Other non-current liabilities	(25,185)
Total Fair Value	342,285
Value Conveyed
Purchase Consideration (2)	342,285
Total Purchase Consideration	$342,285
(1)The Property, plant, and equipment fair value was primarily related to compression and other equipment, which accounted for 93.4% of the balance. The estimated weighted average remaining useful life of compression and other equipment was 11 years.
(2)Purchase consideration was provided in the form of equity only and was calculated as the 12.3 million total shares to be issued to existing Partnership Common Unitholders and Spartan multiplied by $27.72, the closing price of shares of Kodiak Common Stock as of closing.
Intangible assets were comprised of the following:

Asset type	Fair value	Useful Life	Valuation methodology
Customer Relationships	$30,400	10 years	Multi-period Excess Earnings
Trade Name	6,300	5 years	Relief from Royalty Method
	$36,700
B. Reflects the payment of transaction costs of $22.7 million, including certain legal, accounting, investment banking, due diligence, and other related costs.
C. Reflects the payment of compensation expense in connection with the change in control severance agreements approved by the General Partner Board on December 18, 2023.
D. Reflects an adjustment to the Kodiak deferred tax liability balance based on the capitalization at closing of the Mergers.
E. Immediately following the Mergers, the economic interests held by the noncontrolling interest (comprising holders of OpCo Units and Series A Preferred Stock other than Kodiak following the closing) was 6.2%. The noncontrolling interest was then calculated by multiplying the OpCo Units (other than those held by Kodiak) by the share price of Kodiak Common Stock. The following table shows the economic interest in Kodiak Services immediately following the closing of the Mergers and related transactions:

Kodiak Services OpCo Units
Direct or indirect owners by share type held in Kodiak (1)	Units	%
Kodiak – Existing common shareholders	77,400,000	86.2%
The Partnership – Kodiak common stock consideration	6,785,673	7.6%
The Partnership – Kodiak preferred stock consideration	5,562,273	6.2%
	89,747,946	100%
(1)The Electing Unitholders hold their OpCo Units directly, whereas the OpCo Units associated with other holders of Kodiak Common Stock are held by Kodiak.
F. Reflects the extinguishment of $619.3 million of the Partnership’s outstanding long-term debt, and $13.1 million in other borrowings as of December 31, 2023. The extinguishment included an estimated prepayment penalty of $8.6 million related to the outstanding long-term debt, which was recorded as interest expense, and $23.9 million in interest and fees, which was incurred and accrued for on the Partnership’s balance sheet as of December 31, 2023.
G. Reflects the issuance of $750.0 million of debt, net of debt issuance costs of $12.1 million, as described in the section entitled “Financing of the Mergers.”
H. Reflects the pay down of $43.6 million in long-term debt under the ABL Facility using the net proceeds of the Mergers and the related transactions.
3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
The following adjustments were made related to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023:
AA. Reflects share-based compensation expense in connection with the awards granted under the Omnibus Plan (as defined within the historical financial statements included in Kodiak’s Form 10-K for the fiscal year ended December 31, 2023, which were associated with the Offering Transactions. Some awards under this plan vest pursuant to service conditions while others vest pursuant to both service and performance conditions. For the purpose of this adjustment, we have assumed the performance conditions are probable of being met.
BB. Represents the pro forma adjustment to taxes as a result of adjustments to the income statement, which was calculated using the global blended statutory income tax rate of 22.2%.
CC. Reflects the elimination of historical interest expense associated with the elimination of $1.0 billion of borrowings under the Term Loan as part of the Offering Transactions.
DD. Reflects the adjustment to record interest expense related to the amounts funded under the ABL Facility as part of the Offering Transactions, calculated as 8.2% of the change in the ABL Facility as part of the initial public offering, inclusive of $38.9 million used to pay down the Term Loan and $31.3 million used to provide a cash distribution to Kodiak Holdings.
EE. Reflects the incremental depreciation and amortization expense related to assets that were stepped up in basis as a result of the Mergers. The intangibles are comprised of trade name, trademark, and customer relationships, which were adjusted to fair value based on the purchase price allocation reflected at adjustment (A). The depreciation and amortization expense was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different assets.
FF. Reflects the tax impact of transitioning all subsidiaries of the Partnership that were previously pass-through entities for tax purposes into taxable entities, calculated using the global blended statutory income tax rate of 22.2%.

GG. Immediately following the Mergers, the economic interests held by the noncontrolling interest (comprising holders of OpCo Units and Series A Preferred Stock other than Kodiak following the closing) was 6.2%. Net income/(loss) attributable to the noncontrolling interest was then calculated by multiplying the noncontrolling interest percentage by net income/(loss), inclusive of the impacts of all other adjustments.
HH. Reflects the elimination of historical interest expense associated with the elimination of the Partnership’s outstanding debt, as presented at adjustment (F).
II. Reflects interest expense related to the issuance of new debt, as presented at adjustment (G), calculated based on an interest rate of 7.25%. This adjustment also includes the amortization of debt issuance costs of $12.1 million over the estimated five-year term of the notes.
JJ. Reflects the removal of historical interest expense associated with the paydown of long-term debt under the ABL Facility, as presented at adjustment (H).
KK. Reflects transaction costs associated with the Mergers and the other transactions contemplated by the merger agreement, as presented at adjustment (B). This charge is not expected to recur in the twelve months following closing.
LL. Reflects compensation expense in connection with the change in control severance agreements approved by the General Partner Board on December 18, 2023, as presented at adjustment (C).
MM. Reflects the income tax expense associated with the deferred tax liability related to acquirer’s tax impact of the estimated change in their state apportionment caused as a result of the transaction and is not related to a change of tax rates; this expense is recorded at closing as a result of the Mergers. This charge is not expected to recur in the twelve months following closing.
NN. Reflects the interest expense recorded at closing as a result of the prepayment penalty and write off of unamortized debt issuance costs, as discussed in adjustment (F). These charges are not expected to recur in the 12 months following closing.
4. Unaudited Pro Forma Net Income Per Share
Unaudited basic pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period. Unaudited diluted pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the weighted average number of common shares outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on net income per share.
Pro forma net income per share—basic and diluted
(in thousands except share and per share amounts)

For the Year Ended December 31, 2023
Numerator:
Pro forma net income—basic and diluted	$12,439
Denominator:
Pro forma weighted average shares outstanding—basic (1)	74,844,303
Pro forma weighted average shares outstanding—diluted (1)	75,112,691

Net income attributable to common shareholders:
Basic	$0.17
Diluted	$0.17

(1)The pro forma weighted average number of shares outstanding during the period uses the historical weighted average shares outstanding as of December 31, 2023, which includes the impacts of the Offering Transactions, and further gives effect to the Mergers.